UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2020

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 N. St. Paul St., Suite 2650, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Introductory Note

GWG Holdings, Inc. (“GWG” or the “Company”) filed a Current Report on Form 8-K dated March 25, 2020 GWG Holdings, Inc. issued with respect to a press release headlined “GWG Holdings to Conduct Webcast/Conference Call on March 31 to Discuss Full-Year 2019 and Q4 2019 Earnings.”

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Item 9.01	Financial Statements and Exhibits

On March 25, 2020 GWG Holdings, Inc. issued a press release headlined “GWG Holdings to Conduct Webcast/Conference Call on March 31 to Discuss Full-Year 2019 and Q4 2019 Earnings.”

The release provides details about the webcast/conference call on Tuesday, March 31, 2020 at 4:30 p.m. EDT to discuss financial and operating results for the full-year and fourth quarter of 2019.

The webcast will give viewers audio and access to PowerPoint slides that illustrate points made during the call. To register for the call and webcast, go to http://get.gwgh.com/q42019webcastinvite.

After the webcast is completed, a replay of it can be accessed at http://get.gwgh.com/q42019webcast.

Exhibit No.	Description
99.1	Press release dated March 25, 2020 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: March 25, 2020	By:	/s/ Timothy L. Evans
Timothy L. Evans
Chief Financial Officer